Exhibit 32.1
Section 1350 Certification of Principal Executive Officer
In connection with the Quarterly Report on Form 10-Q of Accel Entertainment, Inc. (the “Company”) for the three months ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Rubenstein, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew Rubenstein
Andrew Rubenstein
Chief Executive Officer, President, and Chairman of the Board of Directors (Principal Executive Officer)
Date: August 4, 2026
This certification accompanies the Quarterly Report of Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Accel Entertainment, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.